UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 15, 2022

LANNETT COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1150 Northbrook Drive, Suite 155

Trevose, Pennsylvania 19053

(215) 333-9000

(Address of principal executive offices and telephone number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LCI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 15, 2022, Lannett Company, Inc. (the “Company”) authorized a restructuring and cost savings plan (the “2022 Restructuring Plan”) to streamline and realign our operations to ensure the continued progression of our existing pipeline and future growth. The 2022 Restructuring Plan includes operational improvements and cost efficiencies as well as engagement with more external partners and technology providers, globally, to execute on our R&D plans and operations. These actions will result in the reduction to our workforce by 64 positions, equal to approximately 11% of the Company’s total number of employees, to align with our product development approach. The workforce reduction will be implemented in several phases throughout the remainder of the Company’s current fiscal year. In connection with the shift in our R&D operations, the Company also anticipates exiting our State Road and Torresdale facilities in Philadelphia, Pennsylvania by the end of our current fiscal year.

The Company estimates that it will incur approximately $3.0 million in severance-related costs in connection with the 2022 Restructuring Plan, of which $0.4 million is expected to be incurred in the second quarter of Fiscal 2023. These expenses were factored into the operational improvements and cost efficiency initiatives that were discussed by management during the Fiscal 2023 first quarter earnings call held on November 2, 2022. The Company expects to provide an update on these efforts and related financial impact by our February 2023 earnings call.

This Item 2.05 contains forward-looking statements, including information regarding the 2022 Restructuring Plan. These forward-looking statements are based on the Company’s current expectations and’ inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events arising from or out of the 2022 Restructuring Plan could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with Securities and Exchange Commission (“Commission”) on August 25, 2022, and the Company’s subsequent current and periodic reports filed with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in expectations.

Item 2.06 Material Impairments

As a result of the 2022 Restructuring Plan as further described in Item 2.05 above, the Company expects to record a non-cash impairment charge of its Torresdale facility in the estimated range of $6 million to $8 million in the second quarter of Fiscal 2023. Any non-cash impairment charges would be in addition to the restructuring costs referenced in Item 2.05 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LANNETT COMPANY, INC

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: December 16, 2022